SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 74U AND 74V.

FOR PERIOD ENDING 04/30/2004
FILE NUMBER 811-1424
SERIES NO.: 11


74U.     1.   Number of shares outstanding (000's Omitted)
              Class A Shares                  33,320
         2.   Number of shares outstanding of a second class of open-end company shares (000's Omitted)
              Class B Shares                  24,334
              Class C Shares                   4,498
              Class R Shares                     153
              Investor Shares                      1


74V.     1.   Net asset value per share (to nearest cent)
              Class A Shares                 $ 17.56
         2.   Net asset value per share of a second class of open-end company shares (to nearest cent)
              Class B Shares                 $ 16.56
              Class C Shares                 $ 16.55
              Class R Shares                 $ 17.50
              Investor Shares                $ 17.79